UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. _______)

Check the appropriate box:

[X]    Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]    Definitive Information Statement

                            NEW CINEMA PARTNERS, INC.
                            -------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
         [X]  No fee required
         [ ]  Fee computed on table below per  Exchange  Act Rules  14c-5(g) and
              0-11

          (1) Title of each class of  securities  to which  transaction applies:
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          (2) Aggregate  number  of  securities  to which  transaction  applies:
              ------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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          (4) Proposed maximum aggregate value of transaction:
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          (5) Total fee paid:
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         [ ]  Fee paid  previously  with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:
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          (2) Form,  Schedule  or  Registration   Statement  No.:
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          (3) Filing  Party:
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          (4) Date  Filed:
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                            NEW CINEMA PARNTERS, INC.
                            457 BAY STREET, SUITE 404
                            TORONTO, ONTARIO, M5H 2T7
                                 (416) 367-8299

This Information Statement is being furnished on or about August 12, 2002 by the Board of Directors of New Cinema Partners, Inc. (the "Company") to our stockholders in order to provide information with respect to actions to be taken by the Company upon the written consent of the holders(s) of a majority of the outstanding shares of our common stock that are entitled to vote on such actions. This Information Statement is being furnished in connection with the following corporate actions: (1) the acquisition of a private business; (2) the name change of the Company; and (3) the increase in the authorized capital of the Company.

All of the corporate actions necessary to approve the acquisition described more fully below have been approved by the Board of Directors of the Company and by stockholders holding a majority of the issued and outstanding shares of the Company. No further approval is necessary by the stockholders of the Company, but non-consenting stockholders are entitled to be informed of such corporate actions in advance of the date such actions will be effective, and under Nevada law, to certain dissenters rights as more fully described below.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is furnished solely for the purpose of informing our stockholders of the proposed corporate actions pursuant to the Securities and Exchange Act of 1934, as amended and the Nevada corporate law.

The board of directors of the Company has approved the acquisition of Witnet Co. Ltd. of South Korea ("Witnet") through the issuance of 55,000,000 common shares in the capital stock of Witnet. The acquisition of Witnet will be completed pursuant to a share exchange agreement dated May 27, 2002.

As of July 9, 2002 there were 31,475,021 common shares in the capital stock of the Company issued and outstanding and held of record by approximately 388 shareholders. This Information Statement is being sent on August 12, 2002 to such holders of record.

The Acquisition of Witnet Co. Ltd.

As described below, the matter upon which action is proposed to be taken is a Share Exchange Agreement (the "Agreement") dated May 27, 2002 (the "Agreement") between the Company and Witnet Co. Ltd. On or about June 28, 2002, the Agreement was approved by the Directors of the Company and by shareholders of the Company holding at least a majority of the voting securities of the Company.

The Agreement provides that the Company shall acquire all of the issued and outstanding shares of Witnet Co. Ltd. in exchange for the issuance of an aggregate of 55,000,000 common shares in the capital stock of the Company (the "Transaction"). In addition, the Company has agreed to issue 10,000,000 common shares to Travellers International Inc. ("Travellers"). Travellers has assigned to the Company its right to acquire Witnet. After closing the transaction, the shareholders of Witnet will own a majority of the issued common stock of the Company. Immediately prior to closing, the Company will have 31,175,021 common shares issued and outstanding. After closing and the issuance of 55,000,000 common shares of the Company to the shareholders of Witnet and the issuance of 10,000,000 common shares of the Company to Travellers, the Company will have 96,175,021 issued and outstanding common shares.
Simultaneously with the closing of the Transaction, Marvin Sazant will resign as a director of the Company and Mun-Su Han and Jason Chu will be appointed as directors of the Company.

Further, Mun-Su Han and Jason Chung will become officers of the Company. Mun-Su Han will be the President and Chief Executive Officer of the Company and Jason Chung will become the Chief Financial Officer of the Company. Martin Lapedus will remain an officer of the Company in the capacity of Treasurer and Secretary of the Company.

The Company will change its name to "Witnet International Inc." in order to better reflect the new business and the Company.

In addition the Company will increase its authorized capital to 150,000,000 common shares in order to facilitate any possible future acquisitions or equity financing.

The Company has received audited financial statements from Witnet's auditors, Arthur Andersen, Seoul, Korea. The financial statements of Witnet have been prepared in accordance with Korean GAAP. The Company will provide audited consolidated financial statements, prepared in accordance with U.S. GAAP, which statements will be prepared by the Company's auditor, SF Partners, LLP attached as exhibit 99-A hereto is a letter from the Company's auditors along with a summary of the Witnet financial statements. The Witnet business plan requires that the Company invest additional capital in order to offer the Witnet products on a global scale.

Witnet Co. Ltd.

Witnet Co. Ltd., a South Korean company, began operations in November of 1999. Witnet is a software development and system integration company. Headed by CEO Mun-Su Han, Witnet currently has 26 employees. The Witnet internet site can be found at www.witnet21.com.

A more complete description of the business of Witnet may be found on its website, www.Witnet21.com. Witnet can be contacted at: 5th Fl. Doukmyung B/D 113-3, Banpo-don, Seocho-gu, Seoul, Korea.

Company Overview

In April of 2000, the company contracted for an Information and Communication Technology Development project that focused on the development of a WAP Site Builder for Wireless Site Building. In September of that year, Witnet contracted with Trigyn in India to develop eVector Solutions.

In April and May of 2001, respectively, the company made strategic alliances in mobile business with Deltalab Inc. and in the co-development of mobile solutions with Kossinet Inc. In June of 2001 the company became partners with Compaq Korea and the next month they made another alliance in mobile business with DBI Tech Inc., and began selling 'Mobilick', a Mobile Thin Computing Solution for Personal Digital Assistants ("PDA"). Also in July of 2001, the company made an alliance in LG Telecom's 2G wireless Internet business with Mbiznetworks Inc. and in August 2001 they became members of 'ebXML based next generation e-business standardization' promoted by the Korean Institute for Electronic Commerce.

In September of 2001, Witnet became certified as LG Telecom's B-to-B partner and made another strategic alliance in the development of a XML signature with Dasan Technology Inc. The next month, the company allied with Compaq Japan and KDDI Inc. in supplying 'Mobilick' in Japan. In January of 2002, the company began selling 'Mobilick' in Japan with Nippon Tandem Systems.

In February 2002, the company started selling 'Xstan', a pure XML based WCMS Solution and became certified as an e-Service Solution Partner by Hewlett-Packard in Korea. In June 2002 the company became certified as SKIT Ante Biz Partner by SK Telecom.

Products & Solutions
Mobile Internet SI
Wired-Wireless Integration Component

General Description

       End users can access easily adaptable systematic environments by using identical databases and functions with both wired and wireless Internet connections. Witnet provides customers system-oriented services with easily customized components.

Characteristics

        o Component Structure: Component based structure allows customization and the addition of extra modules.

        o Various Components: Structure includes a PIMS component, a Community component and a Messaging component.

MCP Management System

General Description

For the sake of wired and wireless content providers, MCP Management Systems provides a content management function, a payment/settlement management function and a CRM function. LG Telecom's MCP, Mbiznetworks, has adopted the MCP Management System for ez-1 Channel System Integration (October, 2001).

Characteristics

        o Flexibility: Flexible applications to plan and implement system management.

        o  Various  management   functions:   Includes  management  of  content,
           customers, and a billing system.

        o Database analysis: Analyzes content consumption patterns by detailing each unit and provides statistics.

        o Interoperability with other systems: Operates and functions in harmony with other internal systems such as billing and CRM systems.

XML SI
X Solomon

General Description

X-Solomon is integrated service platform that provides various kinds of information systems, such as CRM, GIS, multimedia, and GPS. X-Solomon supports interconnection with the legacy system and provides wired-wireless channel integration.

Characteristics

        o  Back end system integration: X-Solomon uses application APIs

        o WSML script application: X-Solomon does not install an exclusive application on client device but provides service by generating exclusive script, WSML, on server

        o XML application: X-Solomon uses XML for standard data exchange with various back end systems

Mobilick
General Description

Mobilick is a solution which allows control over internet-connected PC's through PDA's that are connected to the Internet wirelessly. By applying a thin computing solution, users can run complex applications via PDAs while using only the minimum system resources of PDA's. Mobilick works even with low bandwidth wireless networks such as IS-95B (64KBps) by utilizing event driven capturing technology.

Characteristics

        o Applied thin client concept on PDA: All applications run on the server. The Client exchanges the values/events of Keyboard & Mouse input and display with the Server.

        o Use of small amount of system resource & works even with low bandwidth: Event Driven Capturing technology allows effective operation even wtih low bandwidth wireless connections such as IS-95B.

        o Scalability: Mobilick is flexible and can expand modular function, because it is composed of three independent functional modules.

Xstan

General Description

Xstan is a XML-based Web Content Management System (WCMS) which provides various content-related services such as content management and distribution via wired and wireless channels. It is possible to interconnect this system with others because it manages content with XML, and is equipped with security through a XML Signature.

Characteristics

        o XML-based solution: Xstan maximizes the XML' advantage by using a Data Base exclusively programmed by XML on the level of CML's basic functions, and can conduct dynamic publishing by use of Templates.

        o Protection of content: Xstan provides content protection and user authentication services by use of a XML signature.

        o  Component-based  system: Xstan is composed of various components with
           different   functionality  and  supports  various  forms  of  content
           management.

Newly Developed Products

Thin Client System

General Description

Thin Client System is an extended type of 'Mobilick'. It is an affordable solution that assists one-to-many communication and provides high mobility, while Mobilick assists one-to-one communication. Witnet is planning to develop hardware as well as software for Thin Client System.

Marketing Target

A leading company in Thin Client System is Citrix, located in the United States, but Citrix mainly deals with heavy systems for enterprise use. In order to avoid direct competition with Citrix, Witnet is targeting light systems for enterprise and personal use.

Thin Client System has practical application in various job areas such as banking, business, and personal schedule management.

---------------------------------------- -------------------------------------- ----------------------------------------------
           Application area                       Application Objects                            Job Example
---------------------------------------- -------------------------------------- ----------------------------------------------
Financing                                Bank                                   Account inquiries, fund transfer
---------------------------------------- -------------------------------------- ----------------------------------------------
                                         Insurance                              Insurance inquiries, raising insurants
---------------------------------------- -------------------------------------- ----------------------------------------------
                                         Stock market                           Inquiry of quotes, dealing of stocks
---------------------------------------- -------------------------------------- ----------------------------------------------
Enterprise                               Office                                 Office job such as wording and data
                                                                                processing
---------------------------------------- -------------------------------------- ----------------------------------------------
                                         Customer Relation Management           Management of customer information
---------------------------------------- -------------------------------------- ----------------------------------------------
                                         Help Desk                              Response to the customer's request
---------------------------------------- -------------------------------------- ----------------------------------------------
Communication                            Mailing                                Sending and receiving e-mail
---------------------------------------- -------------------------------------- ----------------------------------------------
                                         Messenger                              Instant communication for works
---------------------------------------- -------------------------------------- ----------------------------------------------
                                         Schedule management                    Confirmation of work status and schedule
---------------------------------------- -------------------------------------- ----------------------------------------------

Business Strategy/(Thin Client System)

Witnet is planning to sell its products in vertically segmented domestic markets and to open up a new market in Japan. The company is hoping to use their success in Korea and Japan as a springboard to penetrate EU and US markets.

XML Based Wired/Wireless Middleware

General Description

XML based Wired/Wireless Middleware is an extended solution of Xstan and X-Solomon that Witnet has developed and sold. Witnet is working toward integrating the control function of Xstan and the distribution function of X-Solomon into XML based wired/wireless middleware.

Marketing Target

XML based middleware can be used in various areas, such as the following:

--------------------------------------------------------------------------------------------------
Financial           Enterprise       Contents Provider         Communication          Others
------------------- ---------------- ------------------------- ---------------- ------------------
o  Stocks           o  M-CRM         o  Wireless content       o  Mailing       o  Auctions
o  Banking          o  M-SFA            provider               o  Messaging     o  Shopping
o  Investments      o  M-Help Desks  o  Wired content          o  Scheduling    o  Travel
o  Information      o  M-ERP            provider               o  Chatting         agencies
   providers        o  M-Logistic                                               o  Restaurants
                                                                                o  Ticketing
--------------------------------------------------------------------------------------------------

Business Strategy (XML Products)

As with the Thin Client System, Witnet is planning to sell its XML products in domestic vertically segmented markets and to open up a new market in Japan. The company is hoping to use their success in Korea and Japan as a springboard to penetrate EU and US markets.

                     WITNET's Businesses and Related Market

-------------------------------------------------           -------------------------------------------------
                    Business                                                 Related Market
=================================================           =================================================
               Mobile Internet SI                -----------                Mobile Internet
-------------------------------------------------           -------------------------------------------------
                    Mobilick                     -----------                      PDA
-------------------------------------------------           -------------------------------------------------
               Thin Client System                -----------           PC (Desktop & Portable)
-------------------------------------------------]          -------------------------------------------------
                     XML SI                      ]              [                    CMS
-------------------------------------------------]--------------[--------------------------------------------
                   Xstan CMS                     ]              [              XML Middleware
-------------------------------------------------]              [--------------------------------------------
                 XML Middleware                  ]
-------------------------------------------------]

The business that Witnet is engaged in depends upon the growth and volume of mobile Internet, PDA, PV and CMS (Content Managemet System) markets.

Risk Factors:

The Company is involved in a competitive field of Software Development and Integration for both Software services and proprietary product development. The service industry for software development is extremely competitive and there is uncertainty whether the Company will be able to compete in this environment and be profitable. Additionally, the development and marketing of software products is extremely competitive and there is no assurance that any of the proprietary products designed by the Company or offered for sale by the Company will be successful in the marketplace. Specialized telecommunications software products are heavily weighted on their success by various factors including acceptance by the major telecommunications companies as well as the end user customer. Although the Company has several new products which it is offering to the market place, there is no assurance that the products will be embraced by the general market. Additionally, the companies proprietary products, are initially being marketed in Asia, South Korea and Japan where there is intense competition. Although the Company has entered into various agreements to provide their proprietary products jointly with major hardware manufacturers and telecommunications carriers there is uncertainty of the actual number of customers which may use the companies products. It is anticipated that the company will license its products through these product offerings however, at this time the quantity is unknown.

The Company will experience a serious need for additional operating capital to follow its business plan to offer the products outside of Asia and into the broader global markets and therefore will require additional financing. There is no assurance that the Company will be able to obtain such financing. These and other risks should be considered related to the Company.

Dissenters Rights

The Company is incorporated pursuant to the laws of the State of Nevada. As such you, under NRS 92A.380, shareholder of the Company are entitled to certain dissenters rights and under NRS 92A.390 dissenters rights are limited.

Financial Statements

Witnet has provided financial statements which have been prepared in accordance with Korean GAAP. The Company's auditor are reviewing these financial statements and will convert the Witnet financial statements so as to conform to U.S. GAAP. The Company's auditors have provided a summary of the financial statements provided by Witnet, which summary is attached as an Exhibit to the Form 8-K filed by the Company on Edgar on July 11, 2002.

Stock Ownership

Pursuant to the Company's certificate of incorporation, each share of common stock is entitled to one vote on all matters submitted to a vote of the stockholders.

The following table sets forth the beneficial ownership of the Common Stock of the Company as of July 10, 2002, by each person who was known by the Company to beneficially own more than 5% of the common stock, by each director and executive officer (individually or as a group) who owns shares of common stock and by all directors and executive officers as a group:

Management
Directors, Officers and Key Employees

The following represents the share holdings of the Company's officers and directors as of the date of this Information Statement:

                                                     Percentage
Directors and Executive Officers      Shares Held    Owned
--------------------------------      -----------    ----------

Paul Walters, Director                   50,000        0.15%
1300 Islington Ave. Suite 2402
Toronto, Ontario
M9A 5C4

Martin Lapedus                          250,000        0.79%
Chief Financial
Officer and a Director
179 Oakhurst Drive
Thornhill ON L4J 8H6
Canada

Dr. Marvin Sazant, Director              50,000        0.15%
477 Lawrence Ave West
Toronto, Ontario
M5M 1C8

Thomas Conlan, Director               1,350,000        4.28%
3235 Chrisland Drive
Annapolis MD
21403

        (1)Percentage of ownership is based on 31,475,021 shares of Common Stock issued and outstanding as of the date hereof.

As of the date of this Information Statement, the directors and executive officers of the Company of the Company are as follows:

Name                  Age           Position
------------------   ----           ------------------------------------
Martin Lapedus       57             Chief Executive Officer, President,
                                    Chairman of the Board of Directors
Paul Walters         46             Director
Marvin Sazant        64             Director (will resign)
Thomas Conlan        45             Director

Martin Lapedus has been the Company's Chief Financial Officer, secretary, and a Director since November 1, 1999. Mr. Lapedus is a chartered accountant in Ontario, Canada, and has been self-employed since graduating with a degree in accounting from Queens University, of Ontario, Canada, in 1967.

Paul Walters has been a Director of the Company since July 4, 1999. Since April of 1991 Mr. Walters has worked as an independent sales representative for Royal LePage real estate of Toronto, Canada. Prior to that Mr. Walters had spent 13 years in the banking industry working at varied positions in the Toronto Dominion Bank of Toronto, Canada. Mr. Walters received his BA in economics and history from the University of Western Ontario in 1977.

Dr. Marvin Sazant has been a Director of the Company since March 1, 2000. Dr. Sazant received his M.D. from the University of Toronto in 1961, and a B.A. in biology from the University of Toronto in 1957. Since 1967 Dr. Sazant has been a self employed physician in Toronto, Canada. Mr. Sazant will resign as a director of the Company.

Thomas Conlan became a Director of the Company in April, 2002. Mr. Conlan is a shareholder of the Company and holds less than five per cent of the issued and outstanding shares of the Company.

Following the acquisition of Witnet, Mun-Su Han and Jason Chung of Witnet will join the board of directors of the Company and shall also be appointed as officers of the Company.

Mun-Su Han was born on July 14, 1970 and resides in Seoul, South Korea. Mr. Han was educated, from March, 1990 to February, 1997 through military service with R.O.K Army from 1992 to 1993). Prior to military service, Mr. Han received a Bachelor of Engineering degree from Seoul National University, with a major in Computer Engineering. Mr. Han has been the President and Chief Executive Officer of Witnet since November, 1999. Previously, Mr. Han had served as Chief Technical Officer and Chief of Research at Starsoft Co. Ltd., a Korean company developing educational web-based training systems (1998 to 1999). From March 1998 to May 1998, Mr. Han was a Team Leader/Manager at Korean Digital Line Co. Ltd. where he designed and developed the web-based XML/EDI system for Korean Telecom. From 1996 to February 1998, Mr. Han was a consultant to Hyundai Information Technology Co. Ltd. of South Korea.

Mr. Jason Chung attended the University of Toronto, graduating with a Bachelor of Commerce degree in 1993. He began his career with the accounting firm KPMG in 1993 as a staff accountant until 1995. From 1995 to 1997 he worked as an Assistant Finance Manager at Samsung Electronics Canada Inc. He moved to Kraft Canada Inc. in 1997 to work as a Financial Analyst until 1998. In 1998, Mr. Chung joined the accounting firm Goldfarb, Shulman, Patel & Co. LLP and remained with the firm until 2000. Since 2000, Mr. Chung has been self-employed, providing financial consulting and advisory services to his clients including Daewoo Electronics Canada Inc., where Mr. Chung acted as an interim Accounting Manager. Mr. Chung holds a Chartered Accountant designation from Canada and a Certified Public Accountant designation from the US.

The Board of Directors of the Company has not adopted audit, nominating or compensation committees.

Compliance with Section 16(a) of the Securities and Exchange Act of 1934, as amended.

Section 16(a) of the Exchange Act requires the Company's directors and officers, and the persons who beneficially own more than ten per cent of the common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, the Company believes that these persons have complied with all applicable filing requirements during the fiscal year ended December 31, 2001 and the three month period ended March 31, 2002.

Compensation of Directors and Executive Officers.

During the past three years, Jason Chu has not been compensated by Witnet, while Mun-Su Han has been compensated by Witnet as follows:

     2002 : 48 million Korean Won (about $38,400)
     2001 : 36 million Korean Won (about $28,800)
     2000 : 30 million Korean Won (about $24,000)

Mr. Mun-Su Han has also been receiving a Vehicle Maintenance Fee and has been compensated for other incidental expenses.

There are no employment agreements with the officers or directors of the Company, except as disclosed in previous SEC filings by the Company. Officers are compensated for services as the services are rendered. The Company intends to enter into a comprehensive employment agreement with Mun-Su Han and with Jason Chung.

Pursuant to the terms of the Agreement, the Company shall amend its certificate of incorporation so as to change the name of the Company to Witnet International Inc. The Company will also increase its authorized capital to 150,000,000 common shares.

Exbibits: Share Exchange Agreement dated May 27, 2002 between the Company and Witnet Co. Ltd.


Date:                                       New Cinema Partners, Inc.
      -----------------------

                                            /s/ Martin Lapedus
                                            -----------------------------
                                                Martin Lapedus, President